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                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS





         As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to: (a) the use of our reports setting forth our estimates of proved reserves and future revenues, as of December 31, for the years 2002, 2001 and 2000 to the interest of Apco Argentina Inc. in certain oil and gas properties; and (b) all references to our firm included in or made a part of Apco Argentina Inc. Annual Report on Form 10-K for the year ended December 31, 2002.





                                                       RYDER SCOTT COMPANY, L.P.



Houston, Texas
March 20, 2003